EX-5.1

                          Kelly Lytton & Vann LLP
                             Attorneys at Law'


1900 Avenue of the Stars, Suite 1450
Los Angeles, California 90067
(310) 277-5333
Telefax (310) 277-5953


June 23, 2004


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Registration  and Issuance of Common Stock by IVI Communications, Inc.

Ladies and Gentlemen,

     I have acted as corporate and securities law counsel to IVI Communications Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance of a maximum of 4,500,000 shares of the Company's common stock (the "Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8 dated June 23,2004.

     In connection with this representation, I have examined and relied upon such records and documents as I have deemed necessary as a basis for the opinions expressed below. In such examination, I have assumed, without undertaking to verify the same by independent investigation, (i) as to questions of fact, the accuracy of all representations and certifications of all persons in documents examined by me, (ii) the genuineness of all signatures, (iii) the duly authorized execution and delivery of all documents on behalf of all persons, (iv) the authenticity of all documents submitted to me as originals,
(v) the conformity to originals of all documents submitted to me as copies,
(vii) the accuracy of all official records. I have also relied, as to certain matters of fact, upon representations made to me by officers and agents of the Company.

     Based upon and subject to the foregoing, I am of the opinion that;

     (1) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full power to own its properties and carry on its businesses as now being conducted.

     (2) The Shares will be, when issued in accordance with terms and conditions described in the Company's Registration Statement duly and validly issued, fully paid and non-assessable under applicable provisions of the Nevada Corporation Law, and the Company's shareholders have no preemptive rights to acquire additional shares of the Company's common stock on account of issuance of the Shares.

                                              Very truly,

                                              /s/ John Holt Smith
                                              --------------------
                                              John Holt Smith, Esq.

                        CONSENT OF JOHN HOLT SMITH, ESQ.


     I consent to the reference to my name under the caption "Legal Matters" in the Registration Statement (Form S-8) and related Prospectus of IVI Communications, Inc. for the registration of shares of its common stock.




Los Angeles, California
June 23, 2004


 /s/  John Holt Smith
-------------------------
John Holt Smith, Esq.
Attorney at Law